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                                                                    EXHIBIT 8(g)

                              CUSTODIAN AGREEMENT


          AGREEMENT made as of this 13th day of June, 1983, between Provident National Bank, a Pennsylvania corporation having a place of business at 17th & Chestnut Street Phila., PA (hereinafter called the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at Boston, Massachusetts (hereinafter called "State Street").

                                WITNESSETH THAT:
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          In consideration of the mutual agreements herein contained by the
Company and State Street hereby agree as follows:

     1. The Company agrees to and does hereby appoint State Street its Custodian and Agent, and agrees that State Street shall retain all securities received from the Company at State Street Bank & Trust Company, 12 Nicholas Lane, London, England.

     2. All securities delivered to State Street (other than bearer securities) shall be properly endorsed and in form for transfer or in the name of a nominee of State Street.

     3. State Street shall have the following powers and perform the following duties:

          A. To keep safely the securities of the Company and on behalf of the Company, from time to time, to receive delivery of certificates for safekeeping. Securities of the Company may be maintained by State Street at its premises, or upon receipt of proper instructions from the Company and a representation that no rule or regulation applicable to
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               the Company prohibits the safekeeping of the Company's securities in a foreign depository or in a book-entry system, at a sub-custodian bank or in a book-entry system for the central handling of securities. State Street shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof.

          B. To register securities of the Company by State Street in the name of the nominee of State Street.

          C. Upon receipt of proper instructions, and insofar as cash is available for the purpose, to pay for and receive all securities purchased for the account of the Company and to collect all dividends, interest, or other distributions of the issuer, due the purchaser.

          D. Upon receipt of proper instructions, to exchange securities held by it for the account of the Company for other securities or for other securities and cash, and to expend cash, in connection with any merger, consolidation, reorganization, recapitalization split-up of shares, changes of par value or conversion or in connection with the exercise of subscription or purchase rights, or otherwise.

          E. Upon receipt of proper instructions to make delivery of securities which have been sold for the account of the Company, or which have been called, redeemed, retired, or otherwise become payable, upon payment therefor. All such payments are to be made in cash, by a certified check or a treasurer's or cashier's check of a bank or in the case of
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               delivery through a securities depository, by credit by the securities depository, all in accordance with street custom.

          F. Promptly to execute all proxies in favor of management unless otherwise directed and to mail said proxies to the address specified.

     4. State Street shall have and perform the following additional powers and duties:

          A. To retain cash of the Company in the banking department of an agent bank in a separate account or accounts in the name of State Street for the account of the Company, subject only to draft or order by State Street acting pursuant to the terms of this Agreement. State Street reserves the right to reverse erroneous entries to the Company's account and to charge the account for the amount of securities for which payment has not been made.

          B. To collect, receive and deposit in the bank account maintained pursuant to Paragraph 4(A) all income and other payments with respect to the securities held hereunder.

          C. Except as otherwise agreed to in writing, any securities or other property of the Company at any time in the possession of State Street may at all times be held and treated as collateral for the payment of securities for which payment has not been made.

          D. To render reports as agreed upon from time to time between both parties.

     5. State Street shall be deemed to have received proper instructions upon receipt of written instructions signed by a majority of the Board of Directors of the
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          Company or by one or more persons as the Board of Directors shall have from time to time authorized to give the particular instructions in question. Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution or action of the Board of Directors of the Company may be received and accepted by State Street as conclusive evidence of the authority of any such person or persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms, and unless specified to the contrary, State Street is authorized to act upon such instructions whether given orally, by telephone, telex or otherwise.

     6. State Street shall be kept indemnified by the Company and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement provided that State Street has acted in good faith and has not been guilty of gross negligence.
          State Street shall have no more or less responsibility or liability to the Company on account of any action or omission of any subcustodian employed by State Street than any such subcustodian has to State Street.

     7. The Company shall pay to State Street the compensation set forth in Exhibit A hereto until a different compensation shall be agreed upon in writing between the parties together with United Kingdom Value Added Tax (if any) hereon and any other includable expenses incurred in connection herewith.
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     8.   If State Street has issued to the Company a test key security system in order that State Street may verify that certain transmission of information has been originated by the Company, the Company hereby agrees:

          A. To indemnify State Street against and to save State Street harmless from all liability, claims, loss and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with State Street's relying on receipt of a test key to authenticate previous transmission received by State Street apparently from the Company.

          B. To cause the Company's internal auditors to verify to State Street from time to time that use of and access to the test key system is restricted to authorized employees.

          C. To cause the Company's independent auditors to certify to State Street on an annual basis that use of, and access to, the test key system is restricted to authorized employees.

     9. These provisions may be altered in any manner and to any extent by written agreement between the Company and State Street.

     10. Either party may terminate this Agreement by notice in writing delivered or mailed to the other party hereto not less than thirty
          (30) days prior to the date on which such termination shall take place and thereupon this Agreement shall terminate in accordance with such notice and all property then held shall be delivered to the Company or upon its order to its successor.
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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed in its name on its behalf by a duly authorized officer as of the day and year first above written.

                              STATE STREET BANK AND TRUST COMPANY


                              By:
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                              By:
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                                  PROVIDENT NATIONAL BANK